Exhibit 10.3

purchase agreement
for
promissory note AND DEED OF TRUST

This Purchase Agreement for Promissory Note and Deed of Trust (“Agreement”) is made and entered into by and between iCap Brislawn, LLC, a Washington limited liability company (the “Seller”), and Vault Holding, LLC, a Delaware limited liability company (“Buyer”), effective October 15, 2021 (the “Effective Date”). Buyer and Seller are sometimes referred to in this Agreement as a “Party” or collectively, as the “Parties.”

recitals

A. Seller is the holder of that certain Promissory Note dated December 26, 2019, in the original principal amount of $958,000.00 made by Hultquist Homes, Inc., a Washington corporation (“Borrower”), in favor of Seller, as amended by Amendment to Promissory Note dated effective as of June 1, 2020, and Second Amendment to Promissory Note dated August 4, 2020 (collectively the “Note”).

B. The Note is secured by a Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing recorded in the office of the King County Recorder as Document No. 20191230001962, as amended by First Amendment to Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing recorded as aforesaid as Document No. 20200707001460, and Second Amendment to Deed of Trust, Security Agreement, Assignment of Leases and Rents and Leases and Fixture Filing recorded as aforesaid as Document No. 20201203001064 (collectively the “Deed of Trust”) on real property located in King County, Washington, as more particularly described in the Deed of Trust (the “Property”)

C. The Note and Deed of Trust and each and all of the loan, security, guaranty, and/or any other documents incident to or connected with the foregoing delivered in favor of Seller in connection with the loan evidenced by the Note (the “Indebtedness”) are hereinafter collectively referred to as the “Loan Documents.”

D. On the terms and conditions set forth below, Seller desire to convey all of its interests in the Note, the Deed of Trust and the Loan Documents to Buyer, and Buyer desires to acquire such interests from Seller.

agreement

NOW THEREFORE, for and in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration the receipt, adequacy, and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1. Assignment of Note and Deed of Trust. Seller hereby sells all of its interests in the Note, Deed of Trust and the Loan Documents (the “Interests”) to Buyer. Simultaneous with the execution of this Agreement, Seller shall execute and deliver to Buyer a fully executed Assignment of Promissory Note and Assignment of Deed of Trust in forms reasonably acceptable to Buyer (collectively the “Assignments”).

2. Purchase Price. In consideration for the Interests, simultaneous with Buyer’s execution and delivery of this Agreement and Seller’s delivery of the Assignments to Buyer, Buyer shall pay to Seller the aggregate amount of One Million Sixty Nine Thousand Eight Hundred Ninety Five Dollars ($1,069,895.00) (the “Purchase Price”).

3. Representations and Warranties by Seller. Seller hereby represents and warrants to Buyer (which representations and warranties shall survive closing), as of the Effective Date, as follows:

(a) Seller is the sole owner and holder of the Note and the Seller is the sole beneficiary under the Deed of Trust and the Loan Documents. The right, title, and interests of Seller in the Note, the Deed of Trust and the Loan Documents are free and clear of any and all liens, claims, or encumbrances whatsoever. Seller has not sold, transferred, assigned, conveyed, or encumbered all or any part of such Seller’s right, title, or interest in, to, or under the Note, the Deed of Trust or the Loan Documents. The Note is the sole obligation secured by the Deed of Trust and the Loan Documents.

(b) True, correct, and complete copies of the Note and the Deed of Trust are attached hereto as Exhibits A and B, respectively. There are no written or oral amendments or modifications to, and no written or oral accommodations or other agreements relating to, the Note, the Deed of Trust or the Loan Documents or the Borrower’s performance thereunder except as set forth in Exhibits A and B hereof.

(c) The Note, the Deed of Trust and the Loan Documents are each:

(i)	in full force and effect;

(ii)	the valid, binding obligations of the Borrower; and

(iii)	enforceable against the Borrower in accordance with their respective terms. There has been no conduct, dealings, or other action by or between Seller and Borrower that could, with the passage of time or otherwise, give rise to any claim by the Borrowers that the Note and the Mortgage, as shown in Exhibits B and C, respectively, are not in full force and effect or the valid, binding, and enforceable obligations of the Borrower.

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(d) The Seller is not in default under the Note, the Deed of Trust or the Loan Documents.

(e) The Borrower is not in default under the Note, the Deed of Trust or the Loan Documents and to the best knowledge of Seller there is no event or circumstances in existence as of the Effective Date that would constitute a default of Borrower under the Note, the Deed of Trust or the Loan Documents with the passage of time.

(f) As of the Effective Date, the unpaid aggregate amount under the Note is $1,069,895.00, comprising:

(i)	Unpaid principal in the amount of $ $958,000.00;

(ii)	accrued interest in the amount of $187,965.19; and

(iii)	an interest credit in favor of Borrower in the amount of $76,070.20.

(g) When executed, this Agreement will be the valid, binding obligation of Seller, enforceable against Seller in accordance with its terms.

(h) There are no actions or proceedings to which Seller is a party, and there are no threatened actions or proceedings of which Seller is aware, that affect, in any manner whatsoever, Seller’s ability to perform its respective obligations under this Agreement.

4. Buyer’s Representations and Warranties. Buyer hereby represents and warrants to Seller (which representations and warranties shall survive closing), as of the Effective Date, as follows:

(a) When executed, this Agreement will be the valid, binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

(b) There are no actions or proceedings to which Buyer is a party, and there are no threatened actions or proceedings of which Buyer is aware, that affect, in any manner whatsoever, Buyer’s ability to perform Buyer’s obligations under this Agreement.

5. Miscellaneous.

(a) Further Assurances. Each Party shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of its obligations hereunder, to carry out the intent of this Agreement at no cost or expense to the other Party.

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(b) Entire Agreement. This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes any and all prior written or oral agreements or understandings between the Parties pertaining to the sale and purchase of the Interest contemplated herein.

(c) Amendments. This Agreement cannot be amended or modified unless the amendment is in writing and signed by both Parties.

(d) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties, their respective heirs, executors, administrators, successors and assigns.

(e) Governing Law. This Agreement and the rights and the duties of the Parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Washington.

(f) Attorneys’ Fees. Each Party will be responsible for payment of his/her attorneys’ fees in connection with the preparation of this Agreement. Should either Party institute any action or proceeding (i) to enforce or interpret this Agreement or any provision hereof, (ii) for damages by reason of any alleged breach of this Assignment or of any provision hereof, or (iii) for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys’ and other fees, incurred by the prevailing party in connection with such action or proceeding. The term “attorneys’ and other fees” shall include, without limitation, attorneys’ fees, experts’ fees, accountants’ fees, and any and all other similar fees incurred in connection with the action or proceeding and preparations therefor. The term “action or proceeding” shall include, without limitation, actions, proceedings, mediations, lawsuits, arbitrations, appeals and other similar proceedings.

(g) Counterpart and Facsimile Signatures. This Agreement may be executed in one or more counterparts, which together, shall form one and the same instrument. A facsimile signature of a Party shall have the same effect as an original signature.

(h) Exhibits. The following Exhibits are made a part of this Agreement and are incorporated herein by this reference:

(i) Exhibit A – Copy of the Note

(ii) Exhibit B – Copy of the Deed of Trust

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SELLER:

ICAP BRISLAWN, LLC

By:	iCap Pacific NW Management, LLC
Its:	Manager

By:	/s/
Its:	Manager

BUYER:

VAULT HOLDING, LLC

By:	iCap Vault Management, LLC
Its:	Manager

By:	iCap Enterprises, Inc.
Its:	Manager

By:	/s/ Jim Christensen
Name:	Jim Christensen

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